ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of Ross Miller, Secretary of State, State of Nevada

Document Number: 20100081483-67
Filing Date and Time: 02/09/2010 9:45 AM
Entity Number: E0053732010-6

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	GreenChoice International, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Corporate Direct (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 2248 Meridian Blvd. Ste. H (Street Address), Minden (City), Nevada 89423 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 Par value per share: $ .001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) MERLYN WAYNE KIRK (Name) 527 18TH AVE N.W. (Street Address) CALGARY (City) ALT. T2M 0T7 (State, Zip Code) 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	MERLYN W. KIRK (Name) X [signature] (Incorporator Signature) 527 18TH AVE N.W. (Address) CALGARY (City) ALT. T2M 0T7 (State, Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 2/9/2010 (Date)

This form must be accompanied by appropriate fees.